Exhibit 99.1

Take Five

April 20, 2007

Hello, this is Tim Hoeksema with this week’s Take 5. I want to take a few minutes today to talk about AirTran, Midwest, our customers and you. As you know, last week the board of directors of Midwest Air Group unanimously recommended that Midwest shareholders reject AirTran’s revised offer to acquire all outstanding shares of Midwest. The board advised shareholders not to tender their shares to AirTran.

Our board determined that AirTran’s revised offer did not take into account the long-term value of our strategic plan. The board believes that Midwest’s future holds great promise and that the best interests of all stakeholders lies in Midwest continuing to execute its plan. You can read all of the reasons set forth by our board for its decision in the Schedule 14D-9, which was filed with the Securities and Exchange Commission last week and is available on YXNet.

As you also know, AirTran has submitted a slate of three nominees for election to the Midwest board of directors at our annual meeting, which will be held on June 14. In the weeks ahead, we will provide more information about this situation to help you develop a clearer picture of the legal processes involved in these circumstances.

In the past few months, I have met with a variety of community and business groups to tell the Midwest story. Without fail, whenever I speak to a group, I always receive expressions of overwhelming support. Individuals come up to me and ask what they can do to help. We're pleased that we now have an answer to that question. We’ve created a new Web site called savethecookie.com where supporters of Midwest can sign an online petition, send a message of support, see the results of a survey of Milwaukee travelers, buy a ticket and link to archived information about the AirTran situation. Site visitors can also view fun videos featuring our giant cookie mascot, CHIP, and buy a savethecookie.com t-shirt. The site’s been up for just a week and already more than 15,000 visitors have signed the petition.

As with people from the community, employees have also come to me asking what they can do to help. That answer is obvious – now more than ever, we need to really impress passengers with our outstanding customer service. We’ve long known that our level of customer service is the single factor that most distinguishes us from all other airlines, and influences customers to choose us again in the future. At this critical time, it is imperative that each and every one of us works even harder to please our customers, which will help us remain profitable.

I know the situation with AirTran is distracting, but I’m asking you not to let it stand in the way of the work you do. It is clear that our board, our customers and the communities we serve see tremendous value in the service we provide. By continuing to do what we do best, we send a strong message that our strategic plan is working. Thank you for your loyalty to Midwest and your dedication to our customers.

This letter contains forward-looking statements about the results expected under the company’s strategic plan and that otherwise may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “projecting,” “expect,” “should,” “anticipate,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer and the risk factors described in “Item 1A. Risk Factors” in the company’s “Annual Report on Form 10-K” for the year ended December 31, 2006.

Important Additional Information

The Board of Directors of Midwest (“Board of Directors”) will be soliciting proxies for use at the 2007 Annual Meeting of Shareholders, or at any adjournment or postponement thereof, to vote in favor of a slate of directors to be nominated by the Board of Directors and to vote on any other matters that properly come before the 2007 Annual Meeting. Midwest has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with this solicitation of proxies for the 2007 Annual Meeting and will be filing a definitive proxy statement with the SEC (the “2007 Proxy Statement”). Promptly after filing the definitive 2007 Proxy Statement with the SEC, Midwest will mail the 2007 Proxy Statement and a WHITE Proxy Card to each Midwest shareholder entitled to vote at the Annual Meeting. Midwest has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies from its shareholders. Midwest has agreed to pay customary compensation to MacKenzie for such services and to indemnify MacKenzie and certain related persons against certain liabilities relating to or arising out of the engagement. Directors, officers and employees of Midwest may solicit proxies, although no additional compensation will be paid to directors, officers or employees for such services.

Midwest has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and amendments thereto regarding AirTran’s exchange offer that contain information regarding members of the Board of Directors’ and members of management’s potential interests in the exchange offer. Information regarding securities ownership by certain members of the Board of Directors and certain members of management as of February 19, 2006 is contained in Midwest’s proxy statement for its 2006 Annual Meeting of Stockholders, dated as of March 23, 2006 (the “2006 Proxy Statement”) and will be contained in the 2007 Proxy Statement. Midwest shareholders should read the Schedule 14D-9 and the 2007 Proxy Statement when it is filed with the SEC (including any amendments to such documents) because these documents contain (or will contain) important information. The 2007 Proxy Statement (when filed), the 2006 Proxy Statement, the Schedule 14D-9 and other public filings made by Midwest with the SEC are available without charge from the SEC’s Web site at sec.gov and from Midwest at midwestairlines.com.